Sentry Appoints Leading Petroleum Consultancy to Certify Reserves

Denver, Colorado (April 8, 2011 – FSC) Sentry Petroleum Ltd. (OTCBB:SPLM) announced today that Denver-based MHA Petroleum Consultants has been engaged as Sentry’s certifier for its prospective gas resource in Queensland Australia. Sentry maintains a 100% working interest in ATP 862 and ATP 864 that contain the potential 2,000 sq mile coal seam and shale gas deposit. MHA has an outstanding track record of petroleum consultancy and considerable experience with Coal Seam Gas projects in Queensland, Australia.

Founder and VP of Exploration, Alan Hart commented: “MHA is one of the leading Petroleum Consultants in the world and they have specific expertise in the Queensland basins. They have completed reserve certification for Origin Energy, Arrow Energy, and Pure Energy, to name a few. We will be working closely with their technical team in order to optimize our upcoming drilling appraisal program.”

About MHA Petroleum Consultants

MHA Petroleum Consultants Inc. is licensed to perform reserve and economic valuations. They provide a broad range of services ranging from single well valuations to fully integrated field studies. Their areas of particular expertise include reservoir simulation, reservoir characterization, 3D reservoir geological description, reserves studies, corporate planning and reporting, acquisition and divestments, identifying optimal field development plans, technology transfer and training, and litigation support.

They have represented over 130 clients, including Origin Energy, Arrow Energy and Pure Energy in Australia.

MHA’s technical experts are professionally registered, and typically have 20–30 years’ experience in almost every major petroleum province throughout the world.

Cautionary Note: The Company cautions that the estimated quantities of coal and carbonaceous shale disclosed in this press release represent an estimate of the potential of the noted permit areas based strictly on a review of technical data that is publicly available and are not intended to be construed in any manner as an estimate of any classification of reserves. Further appraisal is required before any estimated classification of reserves can be compiled. The Company’s upcoming appraisal drilling campaign is being undertaken in order to build the necessary data to be able to compile an estimate of reserves and make a later determination as to whether any noted reserves can be produced economically. There is risk that our upcoming appraisal drilling campaign will not be able to confirm the Company’s findings from its review of publicly available technical data.

About Sentry Petroleum

Sentry Petroleum Ltd is an American energy company with 10,600 square miles of oil, gas and coal seam gas rights in Queensland, Australia. The company has identified over 50 separate oil, gas and coal seam gas targets and leads within its permit area. Sentry Petroleum’s strategy is to drill the prospects and leads and independently certify the results. The company will continue to leverage its strengths with a vision of becoming a premier independent oil and gas company positioned for merger or sale. For more information, please visit www.sentrypetroleum.com.

Contact:
Investor Relations 866.680.7649
ir@sentrypetroleum.com
www.SentryPetroleum.com

Or

Philippe Niemetz, PAN Consultants Ltd.

212-344-6464 or 800-477-7570

p.niemetz@panconsultants.com

Forward-Looking Statements: This release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of applicable legislation. Other than statements of historical fact, all statements in this release addressing future operations, undiscovered hydrocarbon resource potential, exploration, potential reservoirs, prospects, leads and other contingencies are forward-looking statements. Although management believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results may differ materially from those in the forward-looking statements due to factors such as market prices, exploration successes, continued availability of capital and financing, and general economic, market, political or business conditions. Please see our public filings at http://www.sec.gov and http://www.sedar.com for further information.